SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: June 20, 2003

ROBOTIC VISION SYSTEMS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-8623	11-2400145
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

486 Amherst Street
Nashua, New Hampshire 03063
(Address of principal executive offices)

Registrant’s telephone number: (603) 598-8400

Item 4. Change in Registrant’s Certifying Accountant.

        On June 20, 2003, Deloitte & Touche LLP resigned as the Registrant’s independent accountant (the “Former Auditor”).

        There were no disagreements between the Registrant and the Former Auditor on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure (“Disagreements”) during either (i) the fiscal years ended September 30, 2002 and 2001 (collectively, the “Prior Fiscal Periods”) or (ii) the period from October 1, 2002 through June 20, 2003 (the “Interim Period”), which Disagreements, if not resolved to the satisfaction of the Former Auditor, would have caused the Former Auditor to make reference to the subject matter of the Disagreements in connection with its report.

        The Registrant was informed by the Former Auditor that, as part of its review of the Registrant’s financial statements for the quarter ended December 31, 2002, it determined that there were deficiencies in the operation of the Registrant’s internal controls which adversely affected the Registrant’s ability to record, process, summarize and report financial data. This event did not lead to a disagreement or difference of opinion. The Registrant has taken corrective action to strengthen its internal controls and procedures.

        The Former Auditor’s report on the Registrant’s financial statements for the Prior Fiscal Periods did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles, except that the Former Auditor’s report on the Registrant’s financial statements for the fiscal year ended September 30, 2002 was qualified in its reference that there was substantial doubt as to the Registrant’s ability to continue as a going concern. For each of the Prior Fiscal Periods, the audit report referenced a change in the method of accounting for revenue recognition in order to conform to Staff Accounting Bulletin No. 101.

        The Registrant is in discussions with independent public accounting firms to engage a successor independent accountant (the “New Auditor”). The Registrant will file a report with the Commission with respect to the engagement of its New Auditor. The Registrant has authorized and requested the Former Auditor to respond fully to the inquiries of the New Auditor.

        The Registrant has provided the Former Auditor with a copy of the disclosures it is making herein. The Registrant requested that the Former Auditor furnish the Registrant with a letter addressed to the Commission stating whether it agrees with the statements made by the Registrant. Such letter will be filed by amendment.

Item 5. Other Events and Required FD Disclosure.

        On June 25, 2003, we announced that we had received a Nasdaq Staff Determination Letter. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K.

Item 7. Financial Statements and Exhibits.

(a)     Financial Statements — None

(b)     Pro Forma Financial Information — None

(c)     Exhibits:

   Exhibit No.    Description

   99.1                 Press Release dated June 25, 2003

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 25, 2003

Robotic Vision Systems, Inc. By: /s/ Pat V. Costa —————————————— Pat V. Costa President and Chief Executive Officer

Exhibit 99.1

[RVSI Logo]

For further information contact: Neal H. Sanders (603) 598-8400 For release: June 25, 2003 at 4:00 p.m.

(Note: RVSI will host an informational conference call on Thursday, June 26, 2003 at 9:00 a.m. EDT. Investors can hear this call live on ccbn.com; the call will be archived for four weeks. A replay of the call will also be available beginning at approximately 10:00 a.m. EDT. To hear that replay, call 402-998-0972 or log on to ccbn.com. The call and its transcript can also be accessed at rvsi.com.)

Robotic Vision Systems, Inc. Receives Staff Determination Letter

NASHUA, N.H., June 25, 2003 — Robotic Vision Systems, Inc. (RVSI) (NasdaqSC: ROBV) today announced that on June 18, 2003 it received a Nasdaq Staff Determination letter indicating that RVSI fails to comply with the minimum stockholders’ equity requirement for continued listing set forth in Marketplace Rule 4310(c)(2)(B), and that its securities are, therefore, subject to delisting from The Nasdaq SmallCap Market.

        RVSI is requesting a hearing before a Nasdaq Listing Qualifications Panel to review the Staff Determination. While RVSI’s request will stay the delisting process until a final determination is made, there can be no assurance the panel will grant RVSI’s request for continued listing on The Nasdaq SmallCap Market. RVSI expects the hearing to be held in late July or early August, and a decision to be made shortly thereafter.

About RVSI

        Robotic Vision Systems, Inc. (RVSI) (NasdaqSC: ROBV) has the most comprehensive line of machine vision systems available today. Headquartered in Nashua, New Hampshire, with offices worldwide, RVSI is the world leader in vision-based semiconductor inspection and Data Matrix-based unit-level traceability. Using leading-edge technology, RVSI joins vision-enabled process equipment, high- performance optics, lighting, and advanced hardware and software to assure product quality, identify and track parts, control manufacturing processes, and ultimately enhance profits for companies worldwide. Serving the semiconductor, electronics, aerospace, automotive, pharmaceutical and packaging industries, RVSI holds more than 100 patents in a broad range of technologies. For more information visit www.rvsi.com or call (800) 669-5234.

Forward Looking Statement

        Except for the historical information herein, certain matters discussed in this release include forward-looking statements that may involve a number of risks and uncertainties. Actual results may vary significantly based on a number of factors, including, but not limited to: the historical cyclical nature of the semiconductor industry, risks in products and technology development, market acceptance of new products and continuing product demand, the impact of competitive products and pricing, changing economic conditions, both here and abroad, timely development and release of new products, strategic suppliers and customers, the effect of the company’s accounting policies and other risk factors detailed in the Company’s most recent registration statement, annual report on Form 10-K and 10K/A, and other filings with the Securities and Exchange Commission.